Exhibit 99.3

PRIVATE PLACEMENT MEMORANDUM

GLOBAL INFRASTRUCTURE
FINANCE & DEVELOPMENT AUTHORITY, INC.

$40,000,000,000

GIFDA Revenue Bonds, Series 2-2022 Dated:
December 1, 2024

In the opinion of RESNICK & LOUIS P.C., Lead Counsel, assuming continuing compliance by the Authority (as defined below) with certain tax covenants described herein, under existing law, interest on the GIFDA Revenue Bonds, Series 2-2022,, (as defined below) is excluded from gross income of the owners thereof for federal income tax purposes pursuant to Section 103 of the Internal Revenue Code of 1986, as amended (the “Code”), and interest on the GIFDA Revenue Bonds, Series 2-2022, is not an item of tax preference under Section 57 of the Code for purposes of computing alternative minimum tax; however, interest on the GIFDA Revenue Bonds, Series 2-2022, is included in the “adjusted financial statement income” of certain corporations that are subject to alternative minimum tax under Section 55 of the Code.

This Private Placement Memorandum has been prepared to provide information relating to the issuance by the Global Infrastructure Finance & Development Authority, Inc. (the “Authority”, “Issuer” or “GIFDA”) of its $40,000,000,000 aggregate principal amount of GIFDA Revenue Bonds, Series 2-2022, (the “GIFDA Revenue Bonds, Series 2-2022”, “Revenue Bonds” or “Bonds”). The Argent Institutional Trust Company, a Florida based trust company, will serve as the Trustee and Custodial Services. A Texas based Corporation “Securities Transfer Corporation” will serve as the Transfer Agent, Paying Agent and Registrar services collectively. Both organizations are appointed to provide the respective services for the GIFDA Revenue Bonds, Series 2-2022.

The Authority will issue and sell the GIFDA Revenue Bonds, Series 2-2022, to Purchasers/Subscriber pursuant to a Bond Purchase/Subscription Agreement (“BPA/BSA” or “Bondholder Subscription” or “Bondholder Agreement”).

The GIFDA Revenue Bonds, Series 2-2022, will be issued in fully registered form without coupons, and, when issued, will be registered in the name of Cede & Co., as nominee of The Depository Trust Company (“DTC”). DTC will act as securities depository for the GIFDA Revenue Bonds, Series 2-2022, as more fully described herein.

Interest on the GIFDA Revenue Bonds, Series 2-2022, will accrue from their Date of Delivery and will be payable semiannually on each July 1st and January 1st, commencing on July 1, 2025, until prior redemption or maturity, and will be calculated on the basis of a 360-day year of twelve 30-day months. The GIFDA Revenue Bonds, Series 2-2022, will bear interest at the interest rates per annum set forth on the inside front cover page of this Private Placement Memorandum.

The GIFDA Revenue Bonds, Series 2-2022, are being issued by Global Infrastructure Finance & Development Authority, Inc., pursuant to various individual State Resolutions within the United States in support of trade, transportation and infrastructure development, and by the Bond Resolution adopted by the Authority (the “General Bond Resolution”), including any Series Resolution, if any, and a Certificate of Determination to be executed by the Board of the Authority prior to the issuance of the GIFDA Revenue Bonds, Series 2-2022 (the “Certificate of Determination”). The Certificate of Determination, together with the General Bond Resolution and any Series Resolution, shall herein constitute the Resolution (the “Resolution”).

The GIFDA Revenue Bonds, Series 2-2022, will be secured by a lien on, and pledge of the revenues from, the transportation and infrastructure development projects (the “Projects”) of Global Infrastructure Finance & Development Authority, Inc. and as further described herein, and in the individual State Resolutions.

The GIFDA Revenue Bonds, Series 2-2022, are subject to prices and pursuant to such terms and conditions as are described herein.

THE REVENUE BONDS ARE REVENUE OBLIGATIONS OF THE AUTHORITY. THE REVENUE BONDS ARE NOT A DEBT OR LIABILITY OF ANY STATE IN THE UNITED STATES OR OF ANY POLITICAL SUBDIVISION THEREOF, OTHER THAN THE AUTHORITY, AND NEITHER THE FAITH AND CREDIT NOR THE TAXING POWER OF ANY STATE IN THE UNITED STATES, OR OF ANY POLITICAL SUBDIVISION THEREOF, IS PLEDGED TO THE PAYMENT OF THE REVENUE BONDS. THE AUTHORITY HAS NO TAXING POWER.

$40,000,000,000

GLOBAL INFRASTRUCTURE
FINANCE & DEVELOPMENT AUTHORITY, INC.

GIFDA Revenue Bonds, Series 2-2022

Maturity	Principal Amount	Interest Rate	CUSIP*
Aug 31, 2053	$5,000,000,000	2.35%	37961YAE4
Xx xx 2053	$5,000,000,000	2.35%	XXXXXXX
Xx xx 2054	$5,000,000,000	2.35%	XXXXXXX
Xx xx 2054	$5,000,000,000	2.35%	XXXXXXX
Xx xx 2054	$5,000,000,000	2.35%	XXXXXXX
Xx xx 2054	$5,000,000,000	2.35%	XXXXXXX
Xx xx 2054	$5,000,000,000	2.35%	XXXXXXX
Xx xx 2054	$5,000,000,000	2.35%	XXXXXXX

Each maturity of the GIFDA Revenue Bonds, Series 2-2022, will bear interest at the applicable interest rate per annum shown above.

*	CUSIP is a registered trademark of the American Bankers Association. CUSIP numbers have been provided by CUSIP Global Services, which is operated on behalf of the American Bankers Association. The CUSIP numbers are being provided solely for the convenience of the holders of the GIFDA Revenue Bonds, Series 2-2022.

GLOBAL INFRASTRUCTURE
FINANCE & DEVELOPMENT AUTHORITY, INC.

BOARD OF DIRECTORS

ROBERT PETER CHOINIERE, Chairman of the Board of Directors

BRYAN E. ELICKER, Director

JAMES D. KINGSBOROUGH, Director

OFFICERS

ROBERT PETER CHOINIERE, Chief Executive Officer

FRANKLIN E. WORRELL, Chief Financial Officer

CHRIS J. QUICK, Chief Risk Officer

GIDDON BEN-DOV, Chief Security Officer

INVESTMENT / LIQUIDITY BOARD

MOHAMMAD FAYYAZ KHAN

Chairman of Investment Board

Blue Rock Asia Africa Ltd.

TABLE OF CONTENTS

NOTICE TO INVESTORS	5

INTRODUCTION	8

SUMMARY OF OFFERING	9

INVESTMENT OBJECTIVE	12

THE GIFDA REVENUE BONDS	13

BOOK-ENTRY ONLY SYSTEM	16

CERTAIN FORWARD DELIVERY CONSIDERATIONS	19

SECURITY FOR THE BONDS	23

USE OF PROCEEDS	26

THE AUTHORITY	27

CERTAIN RISK FACTORS	31

RATINGS AND GUARANTEE	35

TAX MATTERS	36

STATE NOT LIABLE	38

COVENANT OF THE STATE	39

CONTINUING DISCLOSURE	40

LEGALITY FOR INVESTMENT	41

GENERAL INFORMATION	42

APPENDIX A

DETAILED DOCUMENTS RELATED TO THE PROJECT(S), INCLUDING STATE RESOLUTIONS

APPENDIX B

FORWARD-LOOKING STATEMENTS

INCLUDING EXEMPT STATUS STATEMENTS

APPENDIX C

LEAD & TAX COUNSEL OPINION

APPENDIX D

DISCLOSURE STATEMENT DOCUMENTS

NOTICES TO INVESTORS

Restrictions on Distribution

The GIFDA Revenue Bonds, Series 2-2022, have not been registered under the Securities Act of 1933, as amended, and the Resolution has not been qualified under the Trust Indenture Act of 1939, as amended, in reliance upon certain exemptions contained in such federal laws. In making an investment decision, investors must rely upon their own examination of the GIFDA Revenue Bonds, Series 2-2022, and the security, including an analysis of the risks involved. The GIFDA Revenue Bonds, Series 2-2022, have not been recommended by any federal or state securities commission or regulatory authority. The registration, qualification or exemption of the GIFDA Revenue Bonds, Series 2-2022, in accordance with applicable provisions of securities laws of the various jurisdictions in which the GIFDA Revenue Bonds, Series 2-2022, have been registered, qualified or exempted cannot be regarded as a recommendation thereof. Neither such jurisdictions nor any of their agencies have passed upon the merits of the GIFDA Revenue Bonds, Series 2-2022, or the adequacy, accuracy or completeness of this Private Placement Memorandum.

References in this Private Placement Memorandum to statutes, laws, rules, regulations, resolutions, agreements, reports and documents do not purport to be comprehensive or definitive, and all such references are qualified in their entirety by reference to the certain document, the full text of which may contain qualifications of and exceptions to statements made herein. This Private Placement Memorandum has been prepared in connection with the sale of the GIFDA Revenue Bonds, Series 2-2022, referred to herein and may not be reproduced or used for any other purpose.

This Private Placement Memorandum does not constitute an offer to sell or the solicitation of an offer to buy any Bonds in any jurisdiction to any person to whom it is unlawful to make the offer or solicitation in such jurisdiction. In particular, no action has been or will be taken by the Issuer, the Arranger or any Dealers, if any, which is intended to permit a public offering of the Bonds or distribution of this Private Placement Memorandum in any jurisdiction where action for that purpose is required. Accordingly, the Bonds may not be offered or sold, directly or indirectly, and neither this Private Placement Memorandum nor any advertisement or other offering material may be distributed or published in any jurisdiction, except under circumstances that will result in compliance with any applicable laws and regulations.

The distribution of this Private Placement Memorandum, and the offering, sale and delivery of the Bonds in certain jurisdictions may be restricted by law. Persons into whose possession this Private Placement Memorandum comes are required by the Issuer, the Guarantor (if applicable), the Arranger and any Dealers, if any, to inform themselves about and to observe any such restrictions.

In particular, the Bonds have not been and will not be registered under the United States Securities Act of 1933 (as amended) (the “Securities Act”) or with any securities regulatory authority or under the securities laws of any state or other jurisdiction of the United States (“U.S.”). The Bonds may not be offered or sold in the U.S. or to U.S. persons (other than distributors) unless the Bonds are registered under the Securities Act or an exemption from the registration requirements of the Securities Act is available. The Bonds may be offered only in transactions that are exempt from registration under the Securities Act and applicable state securities laws. The Bonds may only be offered, sold or delivered to “non-U.S. persons” outside the U.S. in reliance on Regulation S under the Securities Act (“Regulation S”); or to a Qualified Institutional Buyer (“QIB”), within the meaning of Rule 144A, within the United States.

NEITHER THE PRIVATE PLACEMENT MEMORANDUM NOR THE BONDS HAVE BEEN APPROVED OR DISAPPROVED BY THE U.S. SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION IN THE UNITED STATES OR ANY OTHER U.S. REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF ANY OFFERING OF BONDS OR THE ACCURACY OR ADEQUACY OF THIS PRIVATE PLACEMENT MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE IN THE UNITED STATES.

For a description of certain restrictions on offers, sales and deliveries of Bonds and on the distribution of this Private Placement Memorandum, please see the paragraph below headed “Notice to EEA and UK Investors” and as stated in the Bond Purchase Agreement to this Private Placement Memorandum.

Notice to EEA and UK Investors

Neither this Private Placement Memorandum, including any amendment or Supplement hereto, is a prospectus for the purposes of the Prospectus Regulation or the UK prospectus Regulation. This Private Placement Memorandum, including any amendment or Supplement hereto, have been prepared on the basis that any offer of Bonds in any EEA Member State or the United Kingdom (“UK”) will only be made to a legal entity which is a qualified investor under the Prospectus Regulation (“EEA Qualified Investors”) or the UK Prospectus Regulation (“UK Qualified Investors”). Accordingly, any person making or intending to make an offer in an EEA Member State or in the UK of the Bonds which are the subject of the offering contemplated in this Private Placement Memorandum, including any amendment or Supplement hereto, may only do so with respect to EEA Qualified Investors or UK Qualified Investors. Neither the Issuer nor the Arranger, if any, has authorized, nor do they authorize, the making of any offer of Bonds other than to EEA Qualified Investors or UK Qualified Investors.

Prohibition of Sales to EEA and UK Retail Investors

The Bonds are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”) and/or the UK (as the case may be). For these purposes, a retail investor means a person who is one (or more) of: (i) a “retail client” as defined in point (11) of Article 4(1) of MiFID II and/or a “retail client” as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law in the UK by virtue of the EUWA; (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended) (the “Insurance Distribution Directive”) and/or within the meaning of the provisions of the Financial Services and Markets Act 2000, as amended (“FSMA”) and any rules or regulations made under FSMA to implement the Insurance Distribution Directive, in each case, where that customer would not qualify as a professional client as defined in, respectively, point (10) of Article 4(1) of MiFID II and/or point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law in the UK by virtue of the EUWA (“UK MiFIR”) or (iii) not a qualified investor as defined in the Prospectus Regulation and/or the UK Prospectus Regulation.

Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) and/or the PRIIPs Regulation as it forms part of domestic law in the UK by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Bonds or otherwise making them available to retail investors in the EEA and/or in the UK has been prepared and therefore offering or selling the Bonds or otherwise making them available to any retail investor in the EEA and/or in the UK may be unlawful under the PRIIPs Regulation and/or the UK PRIIPs Regulation.

No Representation, Recommendation or Warranty

No person has been authorized to give any information or to make any representation not contained in or not consistent with this Private Placement Memorandum or any other document entered into in relation to the Private Placement or any information supplied by the Issuer, the Guarantor (if applicable) or such other information as is in the public domain and, if given or made, such information or representation should not be relied upon as having been authorized by the Issuer, the Guarantor (if applicable), the Arranger or any Dealer, if any. None of the Arranger, any Dealers or any of their respective affiliates have independently verified the information contained herein or authorized the whole or any part of this Private Placement Memorandum or the Trust Indenture and none of them makes any representation or warranty or to the fullest extent permitted by law accepts any responsibility as to the content, accuracy or completeness of the information contained in this Private Placement Memorandum or any other statement, made or purported to be made by the Arranger or the Dealers or on its behalf in connection with the Issuer, the Guarantor (if applicable) or the issue and offering of the Bonds. The Arranger and each Dealer, if any, accordingly, disclaims all and any liability whether arising in tort or contract or otherwise (save as referred to above) which it might otherwise have in respect of this Private Placement Memorandum or any such statement.

This Private Placement Memorandum may only be used for the purposes for which it has been published. None of this Private Placement Memorandum, or any Supplement constitutes an offer or an invitation to subscribe for or purchase any Bonds and should not be considered as a recommendation by the Issuer, the Guarantor (if applicable), the Arranger or any Dealer, if any, or any of them that any recipient of this Private Placement Memorandum (as amended or supplemented) should subscribe for or purchase any Bonds. Each recipient of this Private Placement Memorandum (as amended or supplemented), shall be taken to have made its own investigation and appraisal of the condition (financial or otherwise) of the Issuer or the Guarantor (if applicable).

Prospective Investors in the Bonds should make their own assessment as to the suitability of investing in the securities, and are urged to consult their own legal, tax, actuarial, accounting and such other advisors with respect to any of the matters described in this Private Placement Memorandum.

References to website addresses presented herein are for informational purposes only and may be in the form of a hyperlink solely for the reader’s convenience. Unless specified otherwise, or required, such websites and the information or links contained therein are not incorporated into, and are not part of, this Private Placement Memorandum.

The order and placement of materials in this Private Placement Memorandum, including the Appendices, are not to be deemed to be a determination of relevance, materiality or importance, and this Private Placement Memorandum, including the Appendices, must be considered in its entirety.

The information and expressions of opinion herein are subject to change without notice and neither the delivery of this Private Placement Memorandum nor any sale made hereunder shall, under any circumstance, create any inference that there has been no change in the affairs of the Authority since the date hereof.

Certain statements included or incorporated by reference in this Private Placement Memorandum constitute projections or estimates of future events, generally known as forward-looking statements. These statements are generally identifiable by the terminology used such as “anticipate” “plan,” “expect,” “estimate,” “budget” or other similar words. The achievement of certain results or other expectations contained in such forward-looking statements involves known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements described in or expressed or implied by such forward-looking statements. Other than as may be required by law, the Authority does not plan to issue any updates or revisions to any such forward-looking statements if or when its expectations are realized or not realized, or when the events, conditions or circumstances on which such statements are based, occur.

PRIVATE PLACEMENT MEMORANDUM

GLOBAL INFRASTRUCTURE
FINANCE & DEVELOPMENT AUTHORITY, INC.

$40,000,000,000

GIFDA Revenue Bonds, Series 2-2022

INTRODUCTION

This Private Placement Memorandum has been prepared to provide information relating to the issuance by the Global Infrastructure Finance & Development Authority, Inc. (the “Authority”, “Issuer” or “GIFDA”) of its $40,000,000,000 aggregate principal amount of GIFDA Revenue Bonds, Series 2-2022, (the “GIFDA Revenue Bonds, Series 2-2022”, “Revenue Bonds” or “Bonds”). The Argent Institutional Trust Company, a Florida based trust company, will serve as the Trustee and Custodial Services. A Texas based Corporation “Securities Transfer Corporation” will serve as the Transfer Agent, Paying Agent and Registrar services collectively. Both organizations are appointed to provide the respective services for the GIFDA Revenue Bonds, Series 2-2022.

The Authority is a Pennsylvania non-profit corporation that was formed on June 8, 2015. The non- profit is organized and existing as a 501(c)(3) organization in the United States. The purpose of the non- profit corporation is to facilitate the funding and development certain transportation and infrastructure development projects (“Projects”) authorized by various State Resolutions within the United States.

The complete purpose and authorization of the GIFDA nonprofit corporation is detailed in the section THE AUTHORITY under Purpose of Organization herein which is also referenced in the Articles of Incorporation of GIFDA.

The complete description of the Projects, including the State Resolutions authorizing the Projects are annexed hereto in APPENDIX A – DETAILED DOCUMENTS RELATED TO THE PROJECT(S), INCLUDING STATE RESOLUTIONS.

The GIFDA Revenue Bonds, Series 2-2022, will be payable from and secured by liens on and pledges of the Revenues from transportation, infrastructure and other projects authorized under State Resolutions.

The GIFDA Revenue Bonds, Series 2-2022, will be issued in fully registered form without coupons, and, when issued, will be registered in the name of Cede & Co., as nominee of The Depository Trust Company (“DTC”). DTC will act as securities depository for the GIFDA Revenue Bonds, Series 2-2022, as more fully described herein.

SUMMARY OF OFFERING

Issuer Name & Registered Office:	Global Infrastructure Finance & Development Authority, Inc. (“GIFDA”) 2575 Eastern Boulevard York, Pennsylvania 17402

Issuer State of Incorporation:	Commonwealth of Pennsylvania

Corporate Type:	Nonprofit Corporation

Interest:	Nominal Yield of 2.35% per annum payable Semi-annually

Interest Payment Dates:	On 1 July and 1 January of each year

Record Dates:	Close of Business on the 15th day of the calendar month following such Interest Payment Date

Issuance Date:	October 2, 2024

Maturity Date:	October 2, 2053

Issue Price:	100% less discounts for block purchases, if any.

Security/Collateral:	The GIFDA Revenue Bonds, Series 2-2022, are secured by all the assets owned, and to be acquired, by the Issuer and its subsidiaries, (the “Collateral”), as well as the revenue generated by the project.

Trustee:	Argent Institutional Trust Company

Paying Agent:	Securities Transfer Corporation

Distribution:	Through Placement Agents and Direct Placement to Institutional Investors

Currency:	United States Dollars Aggregate

Total Principal Amount:	US$ 40,000,000,000 Issued in a Series of (8) $5,000,000,000

Volume:	40,000,000,000 Units

Denomination:	US$ 1,000,000 minimum US$ 1 multiples

Public Offering:	No

Private Placement:	Yes

Security Codes:	See Listing on Page 2

Manner of Payment:	Cash / Swap

Events of Default:	If an Event of Default, as hereinafter defined occurs and continues beyond the applicable cure period, the trustee, or the holders of at least 50% in principal amount of the then outstanding Bonds may declare all the Bonds to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Bonds shall become due and payable immediately without further action or notice.

Redemption at Maturity:	Each GIFDA Revenue Bonds, Series 2-2022, shall be redeemed at 100% of its nominal value upon Maturity. Maturity Date. Liquidity and Secondary Market: The

Form of Bonds:	The GIFDA Revenue Bonds, Series 2-2022, are issued in uncertificated book-entry form and serialized and settled through DTC.

Transfer Restrictions:	The GIFDA Revenue Bonds, Series 2-2022, have not been registered under the Securities Act of 1933, as amended, and the Resolution has not been qualified under the Trust Indenture Act of 1939, as amended, in reliance upon certain exemptions contained in such federal laws. Investors may offer to sell the Notes only in transactions exempt from, or not subject to, the registration requirements of the Securities Act and in compliance with all applicable laws of any relevant jurisdiction.

Governing Law:	Agreements, including this Memorandum as to sales of Bond made in the United States shall be governed by the laws of the State of New York, and as to sales of SSNs made outside of the United States by the laws of England and Wales without giving effect to the conflicts of law principles thereof.

Jurisdiction:	All disputes or other disagreements arising from or out of this Agreement or concerning the interpretation or construction hereof as to sales of Bonds made in the United States, shall be submitted to arbitration before an arbitration panel of three in the City and State of New York. The Arbitration shall be conducted pursuant to the rules for commercial arbitration of the American Arbitration Association but not under the auspices of the American Arbitration Association unless the parties affirmatively agree to do so. The arbitrators shall be selected by mutual agreement of the Parties. If the parties are unable to agree on an arbitrator, either party may apply to the Supreme Court of New York for the appointment of an arbitrator(s). The arbitration board shall have the discretion to allow reasonable discovery upon application of either party for a period of up to 60 days. As to sales of Bonds outside the United States, arbitration proceedings shall be resolved in accordance with English law and shall be referred to Arbitration in London and held before a board of three arbitrators in accordance with the Arbitration Act or any statutory modification or re-enactment thereof. Such Arbitration shall be held in London, England.

In either case, the decision of the arbitration board shall be final and shall be enforceable in any court having jurisdiction thereof. In the event a dispute is arbitrated, the prevailing party, as determined by the arbitrator, shall be entitled to recover that party’s reasonable attorney’s fees and costs. The arbitral proceedings shall be conducted in English.

Documents Available for Inspection:	This Private Placement Memorandum together with any other relevant document in relation to the issuance can be obtained, upon request and free of charge, at the offices of the Issuer.

Publication:	Notices, if any, in relation to the Issuer will be published on the Issuer’s website: www.gifda.com.

Risk Factors:	The Risk Factors relating to the GIFDA Revenue Bonds, Series 2-2022, are set forth under the Section entitled Risk Factors.

Risk Factors relating to the Issuer:	The investors bear the risk of the solvency of the Issuer. The value of the GIFDA Revenue Bonds, Series 2-2022, does not only depend on the value of the underlying assets, but also on the solvency of the Issuer, which may vary during the life of the Bonds.

Selling Restrictions:	The GIFDA Revenue Bonds, Series 2-2022, are subject to selling restrictions in the United States, and in other jurisdictions outside of the United States where the Revenue Bonds may be offered, sold or delivered, or this Memorandum may be distributed.

INVESTMENT OBJECTIVE

Global Infrastructure Finance & Development Authority, Inc. (“GIFDA”) is a Nonprofit Corporation incorporated under the Commonwealth of Pennsylvania and the Company maintains registered offices in the State of Pennsylvania.

The investment objective of the Company is to invest in transportation and other infrastructure- related investments. This includes direct investments in project development along with related infrastructure investments.

The Company recognizes the importance of investments in infrastructure. Investments in infrastructure create the foundation that a society needs for the development, operation and expansion of its economy. Investments in infrastructure are drivers for economic growth. They provide communities with the ability to advance and remain competitive.

Infrastructure development as an asset class spans across all physical assets, services and facilities that help communities grow and develop.

GIFDA was organized for the primary purpose of financing, acquisition, construction, operation, management, and maintenance of trade and transportation corridor infrastructure projects which include port, toll road and housing development. The Company seeks to be the funder of these projects via tax exempt, or taxable, bond offerings for companies that create 10 or more jobs. The focus is on companies or organizations which have an economic, social, health and welfare, or other important impact on the public primarily in the United States.

In addition to the trade and transportation corridor infrastructure sector, GIFDA promotes projects related to other infrastructure undertakings, including freight and passenger rail, water, sewer, energy and utility plants, broad band internet, power grid developments, cell towers and telecommunications, natural gas pipelines, petroleum pipelines, petroleum farms, distribution facilities, and similar ancillary service structures and service facilities. Affordable housing is as crucial to a community as is other infrastructure as it provides an essential service. Investments in affordable housing help low-income families achieve self-sufficiency, while generating economic growth, bolstering productivity, and positively impacting support services.

The Company understands the importance of collaboration between public and private sectors as drivers of economic development and encourages public-private partnerships.

Investments in essential services play a key role in generating economic growth, building prosperous communities, and supporting the needs of a rapidly changing world.

DETAILED DOCUMENTS RELATED TO THE PROJECT(S), INCLUDING RELATED STATE RESOLUTIONS, ARE ATTACHED IN APPENDIX A HERETO.

THE GIFDA REVENUE BONDS

General

The GIFDA Revenue Bonds, Series 2-2022, shall be dated their Date of Delivery and shall bear interest from such date, payable on June 1 and December 1 of each year, commencing on June 1, 2025 (each, an “Interest Payment Date”), until their maturity date or prior redemption. Interest shall be calculated on the basis of a 360-day year consisting of twelve (12) 30-day months. The GIFDA Revenue Bonds, Series 2-2022, will bear interest at the interest rates per annum set forth on the inside cover page of this Private Placement Memorandum.

The GIFDA Revenue Bonds, Series 2-2022, will mature on December 1 in each of the years and in the amounts shown on the inside front cover page of this Private Placement Memorandum. The GIFDA Revenue Bonds, Series 2-2022, are subject to mandatory purchase and mandatory redemption prior to maturity.

The GIFDA Revenue Bonds, Series 2-2022, will be issued and delivered in fully registered form only, in minimum denominations of $1,000,000, in $1 USD multiples thereof (the “Authorized Denominations”), and will be registered in the name of Cede & Co., as nominee of DTC. DTC will act as securities depository for the GIFDA Revenue Bonds, Series 2-2022. So long as the GIFDA Revenue Bonds, Series 2-2022, are held in DTC’s book-entry only system, DTC (or a successor securities depository) or its nominee will be the registered owner of the GIFDA Revenue Bonds, Series 2-2022, for all purposes of the Resolution, the GIFDA Revenue Bonds, Series 2-2022, and this Private Placement Memorandum, and payments of principal and interest with respect to the GIFDA Revenue Bonds, Series 2-2022, will be made solely through the facilities of DTC.

Principal of the GIFDA Revenue Bonds, Series 2-2022, is payable upon surrender of the GIFDA Revenue Bonds, Series 2-2022, at the corporate trust office of the Paying Agent. Interest on the GIFDA Revenue Bonds, Series 2-2022, will be paid by check or draft mailed by the Paying Agent to the registered holders at their addresses as they appear in the registry books of the Trustee as of the regular record date, which shall be the fifteenth (15th) day (or the next Business Day) following an Interest Payment Date.

The GIFDA Revenue Bonds, Series 2-2022, are transferable in accordance with the provisions of the Resolution. The Trustee may charge an amount sufficient to reimburse it for any tax, fee or other governmental charge required to be paid in connection with any such transfer, registration, conversion or exchange.

The Resolution and all provisions thereof are incorporated by reference in the text of the GIFDA Revenue Bonds, Series 2-2022. The GIFDA Revenue Bonds, Series 2-2022, provide that each registered owner, beneficial owner, DTC Participant or Indirect Participant (as such terms are hereinafter defined) in DTC, by acceptance of a GIFDA Revenue Bonds, Series 2-2022, (including receipt of a book-entry credit evidencing an interest therein) assents to all of such provisions as an explicit and material portion of the consideration running to the Authority to induce it to issue the Revenue Bonds.

Mandatory Purchase

Upon the occurrence of a Mandatory Purchase Event (as defined in the Certificate of Determination), the GIFDA Revenue Bonds, Series 2-2022, owned by the Purchaser Entities shall be subject to mandatory purchase by the Authority from the Purchaser Entities on the Mandatory Purchase Date (as defined in the Certificate of Determination) at a purchase price equal to 100% of the aggregate principal amount of such GIFDA Revenue Bonds, Series 2-2022, Outstanding on the Mandatory Purchase Date, plus accrued interest to the Mandatory Purchase Date (unless the Mandatory Purchase Date is an Interest Payment Date, in which case the purchase price shall not include accrued interest, which shall be paid in the normal course). Any GIFDA Revenue Bonds, Series 2-2022, owned by the Purchaser Entities that are not purchased by the Authority on the Mandatory Purchase Date shall be subject to mandatory redemption as provided in the Resolution as described below.

Notwithstanding anything in the Resolution, including the Certificate of Determination, to the contrary, any GIFDA Revenue Bonds, Series 2-2022, which are not owned by the Purchaser Entities shall not be subject to mandatory purchase by the Authority as described above and the Authority shall have no obligation to purchase any such GIFDA Revenue Bonds, Series 2-2022, as described above.

Redemption Prior to Maturity

Optional Redemption

The GIFDA Revenue Bonds, Series 2-2022, are not subject to optional redemption by the Authority prior to their stated maturities.

Mandatory Redemption Upon Failure to Purchase

If all of the Outstanding GIFDA Revenue Bonds, Series 2-2022, owned by the Purchaser Entities are not purchased on the Mandatory Purchase Date as provided in the Resolution, the GIFDA Revenue Bonds, Series 2-2022, that are not purchased on the Mandatory Purchase Date shall be subject to mandatory redemption in the following amounts and on the following dates (each such date, a “Redemption Date”):

(i) 50% of the aggregate principal amount of such Outstanding GIFDA Revenue Bonds, Series 2-2022, that were not purchased on the Mandatory Purchase Date shall be subject to mandatory redemption by the Authority on the date that is one year after the commencement of the Amortization Period at a Redemption Price equal to 100% of the aggregate principal amount of such GIFDA Revenue Bonds, Series 2-2022, to be redeemed plus accrued interest to such Redemption Date; and (ii) the entire remaining aggregate principal amount of such Outstanding GIFDA Revenue Bonds, Series 2-2022, shall be subject to mandatory redemption by the Authority on the Amortization End Date (as defined in the Certificate of Determination) at a Redemption Price equal to 100% of the aggregate principal amount of such Outstanding GIFDA Revenue Bonds, Series 2-2022, plus accrued interest to such Redemption Date.

Selection of GIFDA Revenue Bonds, Series 2-2022, for Redemption

If less than all of the GIFDA Revenue Bonds, Series 2-2022, are to be redeemed and paid prior to maturity, the specific maturity or maturities of the GIFDA Revenue Bonds, Series 2-2022, to be redeemed shall be selected by the Authority, and then within each such maturity, (a) if the GIFDA Revenue Bonds, Series 2-2022, are in book-entry form at the time of such redemption, the Paying Agent shall instruct DTC to instruct the DTC Participants to select the specific GIFDA Revenue Bonds, Series 2-2022, within such maturity for redemption by lot among such GIFDA Revenue Bonds, Series 2-2022, and neither the Authority nor the Paying Agent shall have any responsibility to insure that DTC or its Participants properly select such GIFDA Revenue Bonds, Series 2-2022, for redemption, and (b) if the GIFDA Revenue Bonds, Series 2-2022, are not then in book-entry form at the time of such redemption, on each redemption date the Paying Agent shall select the specific GIFDA Revenue Bonds, Series 2-2022, within such maturity for redemption by lot among such GIFDA Revenue Bonds, Series 2-2022.

In the case of a partial redemption of the GIFDA Revenue Bonds, Series 2-2022, when GIFDA Revenue Bonds, Series 2-2022, of denominations greater than the minimum applicable Authorized Denomination are then Outstanding, for all purposes in connection with such redemption, each principal amount equal to the minimum Authorized Denomination shall be treated as though it were a separate Series 2-2022 Bond for purposes of selecting the specific GIFDA Revenue Bonds, Series 2-2022, to be redeemed, provided that no Series 2-2022 Bond shall be redeemed in part if the principal amount to be Outstanding following such partial redemption is not an applicable Authorized Denomination.

Notice of Redemption

In the event of any redemption of GIFDA Revenue Bonds, Series 2-2022, either in whole or in part, notice of such redemption shall be sent by first class mail mailed, postage prepaid, at least thirty (30) days, but not more than sixty (60) days prior to the redemption date to the registered owners of any GIFDA Revenue Bonds, Series 2-2022, or portions of GIFDA Revenue Bonds, Series 2-2022, to be redeemed at their registered addresses, in the manner and under the terms and conditions provided in the Resolution. As long as DTC remains the sole registered owner of the GIFDA Revenue Bonds, Series 2-2022, notice of redemption shall be sent to DTC as provided in the Resolution. Such mailing shall not be a condition precedent to such redemption and failure to mail any such notice shall not affect the validity of the proceedings for the redemption of the GIFDA Revenue Bonds, Series 2-2022. Notice of redemption having been given as aforesaid, the GIFDA Revenue Bonds, Series 2-2022, or portions thereof so called for redemption shall become due and payable at the applicable redemption price herein provided, and from and after the date so fixed for redemption, interest on the GIFDA Revenue Bonds, Series 2-2022, or portions thereof so called for redemption shall cease to accrue and become payable. Any failure of DTC to advise any DTC Participant, or of any DTC Participant or Indirect Participant to notify the beneficial owner of any such notice and its content or effect will not affect the validity of the redemption of the GIFDA Revenue Bonds, Series 2-2022, called for redemption or of any other action premised on such notice.

BOOK-ENTRY, DELIVERY AND FORM

General

The Notes are being offered and sold only:

●	to Qualified Institutional Buyers (“QIB”) in reliance on Rule 144A (“Rule 144A Notes’’); or

●	to persons other than “U.S. Persons’’ (as defined in Regulation S) in offshore transactions in reliance on Regulation S (’‘Regulation S Notes’’).

The Notes will be issued in fully registered global form in minimum denominations of $1,000,000 and multiples of US$ 1. The Notes will be issued on the issue date against payment in available funds.

The Rule 144A Notes initially will be represented by a single permanent global note (which may be subdivided) without interest coupons (the “Rule 144A Global Note’’). The Regulation S Notes initially will be represented by a single permanent global note (which may be subdivided) without interest coupons (the “Regulation S Global Note’’ and together with the Rule 144A Global Note, the “Global Notes’’).

Depository

DTC will act as securities depository for the GIFDA Revenue Bonds, Series 2-2022. The GIFDA Revenue Bonds, Series 2-2022, will be issued as fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully registered certificate will be issued for each maturity and, if applicable, interest rate within a maturity of the GIFDA Revenue Bonds, Series 2-2022, in the aggregate principal amount of each such maturity and, if applicable, interest rate within the GIFDA Revenue Bonds, Series 2-2022, and will be deposited with DTC.

DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). DTC has Standard & Poor’s rating of AA+. The DTC Rules applicable to its Participants are on file with the United States Securities and Exchange Commission (the “Securities and Exchange Commission”).

Purchases of GIFDA Revenue Bonds, Series 2-2022, under the DTC system must be made by or through Direct Participants, which will receive a credit for the GIFDA Revenue Bonds, Series 2-2022, on DTC’s records. The ownership interest of each actual purchaser of each Series 2-2022 A Bond (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participant or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the GIFDA Revenue Bonds, Series 2-2022, are to be accomplished by entries made on the books of Direct Participants and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in GIFDA Revenue Bonds, Series 2-2022, except in the event that use of the book-entry system for the GIFDA Revenue Bonds, Series 2-2022, is discontinued.

To facilitate subsequent transfers, all GIFDA Revenue Bonds, Series 2-2022, deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of GIFDA Revenue Bonds, Series 2-2022, with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not affect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the GIFDA Revenue Bonds, Series 2-2022; DTC’s records reflect only the identity of the Direct Participants to whose accounts such GIFDA Revenue Bonds, Series 2-2022, are credited, which may or may not be the Beneficial Owners. The Direct Participants and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial Owners of the GIFDA Revenue Bonds, Series 2-2022, may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the GIFDA Revenue Bonds, Series 2-2022, such as redemptions, tenders, defaults and proposed amendments to the GIFDA Revenue Bonds, Series 2-2022, documents. For example, Beneficial Owners of the GIFDA Revenue Bonds, Series 2-2022, may wish to ascertain that the nominee holding the GIFDA Revenue Bonds, Series 2-2022, for their benefit has agreed to obtain and transmit notices to the Beneficial Owners. In the alternative, Beneficial Owners may wish to provide their names and addresses to the Trustee and request that copies of notices be provided directly to them.

Redemption notices shall be sent to DTC. If less than all of the GIFDA Revenue Bonds, Series 2-2022, within a maturity are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such maturity to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to GIFDA Revenue Bonds, Series 2-2022, unless authorized by a Direct Participant in accordance with DTC’s Procedures. Under its usual procedures, DTC mails an Omnibus Proxy to the Authority as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts GIFDA Revenue Bonds, Series 2-2022, are credited on the record date (identified in a listing attached to the Omnibus Proxy).

Redemption proceeds and principal and interest payments on the GIFDA Revenue Bonds, Series 2-2022, will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding information from the Authority or the Trustee, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC, the Trustee, or the Authority, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds and principal and interest payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the Authority or the Trustee, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

DTC may discontinue providing its services as securities depository with respect to the GIFDA Revenue Bonds, Series 2-2022, at any time by giving reasonable notice to the Authority or the Trustee. Under such circumstances, in the event that a successor securities depository is not obtained, Series 2-2022 A Bond certificates are required to be printed and delivered.

The Authority may decide to discontinue use of the system of book-entry only transfers through DTC (or a successor securities depository). In that event, Series 2-2022 A Bond certificates will be printed and delivered to DTC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that the Authority believes to be reliable, but the Authority takes no responsibility for the accuracy thereof.

NONE OF THE AUTHORITY, THE TRUSTEE OR THE PAYING AGENT WILL HAVE ANY RESPONSIBILITY OR OBLIGATION, EITHER SINGULARLY OR JOINTLY, TO DTC PARTICIPANTS, TO INDIRECT PARTICIPANTS, OR TO ANY BENEFICIAL OWNER WITH RESPECT TO (I) THE ACCURACY OF ANY RECORDS MAINTAINED BY DTC, ANY DTC PARTICIPANT, OR ANY INDIRECT PARTICIPANT; (II) ANY NOTICE THAT IS PERMITTED OR REQUIRED TO BE GIVEN TO THE HOLDERS OF THE REVENUE BONDS UNDER THE RESOLUTION; (III) THE PAYMENT BY DTC OR ANY DTC PARTICIPANT OR INDIRECT PARTICIPANT OF ANY AMOUNT WITH RESPECT TO THE PRINCIPAL OR INTEREST DUE WITH RESPECT TO THE REVENUE BONDS; (IV) ANY CONSENT GIVEN OR OTHER ACTION TAKEN BY DTC AS THE HOLDER OF THE REVENUE BONDS; OR (V) ANY OTHER MATTER.

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

THE INFORMATION CONTAINED IN THIS PRIVATE PLACEMENT MEMORANDUM CONCERNING DTC AND ITS BOOK-ENTRY SYSTEM HAS BEEN OBTAINED FROM DTC, AND THE AUTHORITY DOES NOT MAKE ANY REPRESENTATIONS AS TO THE COMPLETENESS OR THE ACCURACY OF SUCH INFORMATION OR AS TO THE ABSENCE OF MATERIAL ADVERSE CHANGES IN SUCH INFORMATION SUBSEQUENT TO THE DATE HEREOF.

CERTAIN FORWARD DELIVERY CONSIDERATIONS

Series 2-2022 Bond Purchase Agreement

Pursuant to the Series 2-2022 Bond Purchase Agreement, the Authority and the Purchaser shall agree that, assuming the conditions to closing set forth in the Series 2-2022 Bond Purchase Agreement are satisfied, the Authority will issue and sell to a Purchaser and the Purchaser will purchase from the Authority, all, but not less than all, of the GIFDA Revenue Bonds, Series 2-2022. Subject to the satisfaction of the terms and conditions to closing set forth in the Series 2-2022 Bond Purchase Agreement, the Authority expects to issue and deliver the GIFDA Revenue Bonds, Series 2-2022, to Purchaser(s) on the agreed upon Closing Date (the “Closing Date”).

The obligation of a Purchaser to purchase the GIFDA Revenue Bonds, Series 2-2022, from the Authority is subject to the satisfaction of certain conditions set forth in the Series 2-2022 Bond Purchase Agreement on the Closing Date. All of the conditions and termination rights with respect to the sale and settlement of the GIFDA Revenue Bonds, Series 2-2022, are set forth in the Series 2-2022 Bond Purchase Agreement. The following is a description of certain provisions of the Series 2-2022 Bond Purchase Agreement. The following description is not to be considered a full statement of the terms and conditions of the Series 2-2022 Bond Purchase Agreement and, accordingly, is qualified by reference to and is subject to the full text of the Series 2-2022 Bond Purchase Agreement.

General Closing Conditions

A Purchaser’s obligations under the Series 2-2022 Bond Purchase Agreement to purchase, accept delivery of and pay the purchase price for the GIFDA Revenue Bonds, Series 2-2022, on the Closing Date are subject, at the option of the Purchaser, to the accuracy in all material respects of the representations, covenants and agreements of the Authority contained in the Series 2-2022 Bond Purchase Agreement and all other documents, certificates and opinions executed by the Authority in connection with the issuance of the GIFDA Revenue Bonds, Series 2-2022, as of the Closing Date, to the accuracy in all material respects of the statements of the officers and other officials of the Authority made in any certificate or other document furnished pursuant to the provisions of the Series 2-2022 Bond Purchase Agreement, and to the performance by the Authority, as of the Closing Date, of its obligations to be performed under the Series 2-2022 Bond Purchase Agreement, and are also subject to the following additional conditions:

(i) at the time of the closing, there shall not have occurred any material adverse change or any development involving a prospective material adverse change in the financial position, results of operations or condition, financial or otherwise, of the Authority;

(ii) at the time of the closing, the Series 2-2022 Bond Purchase Agreement, the Closing Document Escrow Agreement (as defined in the Series 2-2022 Bond Purchase Agreement), the Continuing Disclosure Agreement (as hereinafter defined), the Bondholder Agreement and the Resolution shall be in full force and effect and shall not have been amended, modified or supplemented in any material respect except as may have otherwise been agreed to in writing by the Purchaser;

(iii) at or prior to the time of the closing, the Purchaser shall have received satisfactory evidence of the ratings on the GIFDA Revenue Bonds, Series 2-2022, if any, and shall be in effect on the Closing Date; and

(iv) at or prior to the time of the closing, to the extent not previously executed, all of the documents, certificates and opinions relating to the issuance of the GIFDA Revenue Bonds, Series 2-2022, shall have been duly executed by the appropriate parties and all of such fully executed documents, certificates and opinions shall have been released from escrow and delivered to DTC and the Purchaser, as applicable.

If there shall be a failure to satisfy the conditions to the Purchaser’s obligations described above, or if the Purchaser’s obligations shall be terminated as a result of a Termination Event as described below, the Series 2-2022 Bond Purchase Agreement shall terminate, and the Purchaser and the Authority shall have no further obligation under the Series 2-2022 Bond Purchase Agreement, except for the obligation of the Authority, if any, to make payments to the Purchaser resulting from the occurrence of a Termination Event.

Notwithstanding anything in the Series 2-2022 Bond Purchase Agreement to the contrary, in the event that on or before the Closing Date, a change in law makes it impossible for Bond Counsel to deliver its opinion that the interest on the GIFDA Revenue Bonds, Series 2-2022, is exempt from Federal and/or State income taxation as required by the Series 2-2022 Bond Purchase Agreement, the Purchaser shall have the right, in its sole discretion, to either (i) subject to the satisfaction of all other conditions precedent set forth in the Series 2-2022 Bond Purchase Agreement, purchase, accept delivery of and pay the purchase price for the GIFDA Revenue Bonds, Series 2-2022, at the Closing with the understanding that the interest the GIFDA Revenue Bonds, Series 2-2022, will not be exempt from Federal and/or State income taxation, or (ii) refuse to purchase, accept delivery of and pay the purchase price for the GIFDA Revenue Bonds, Series 2-2022, in which case the Series 2-2022 Bond Purchase Agreement shall terminate.

Termination Events

Pursuant to the Series 2-2022 Bond Purchase Agreement, the Purchaser has the right to terminate and cancel its obligation to purchase the GIFDA Revenue Bonds, Series 2-2022, without liability to the Authority if, at any time after the date hereof and on or prior to the Closing Date any one or more of the following events shall have occurred (the following events being referred to herein as “Termination Events”):

(i) an event constituting an event of default pursuant to the Bonds or any other outstanding debt instrument or hedge agreement of the Authority shall have occurred and be continuing on the Closing Date, unless the Purchaser shall have agreed in writing that the same shall not constitute a Termination Event under the Series 2-2022 Bond Purchase Agreement;

(ii) the Authority shall, in writing, deny or repudiate its obligations under or initiate any legal proceedings to seek an adjudication that any of the provisions of the Series 2-2022 Bond Purchase Agreement, the Resolution, the Closing Document Escrow Agreement, the Continuing Disclosure Agreement or the Bondholder Agreement are not valid or binding on the Authority;

(iii) the Authority: (A) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (B) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (C) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (D) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (1) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding up or liquidation or (2) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (E) has a resolution passed for its winding up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (F) (1) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets or (2) there shall be appointed or designated with respect to it, an entity such as an organization, board, commission, authority, agency or body to monitor, review, oversee, recommend or declare a financial emergency or similar state of financial distress with respect to it; or, there shall be declared or introduced or proposed for consideration by it or by any legislative or regulatory body with competent jurisdiction over it, the existence of a state of financial emergency or similar state of financial distress in respect of it; (G) has a secured party take possession of all or substantially all of its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (H) causes or is subject to any event which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (A) to (G) above (inclusive); or (I) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in any of the foregoing acts;

(iv) any representation made by the Authority in the Series 2-2022 Bond Purchase Agreement or in a certificate or other document delivered to the Purchaser in connection with the Series 2-2022 Bond Purchase Agreement concerning the Authority’s authority to issue the GIFDA Revenue Bonds, Series 2-2022, the Authority’s authority to collect revenues in amounts sufficient to pay debt service on the GIFDA Revenue Bonds, Series 2-2022, or the exclusion from gross income of the interest on the GIFDA Revenue Bonds, Series 2-2022, for Federal and State income tax purposes shall have been discovered to be inaccurate or incomplete in any material respect when made or deemed to have been made;

(v) any rating on the GIFDA Revenue Bonds, Series 2-2022, if any, has been suspended or withdrawn;

(vi) (A) on or before the Closing Date, the Authority shall notify the Purchaser in writing, which notice shall be irrevocable, that the Authority has determined that the GIFDA Revenue Bonds, Series 2-2022, shall not be issued, or (B) the Authority, at any time, sells the GIFDA Revenue Bonds, Series 2-2022, to a purchaser other than the Purchaser;

(vii) on or before the Closing Date, the Authority takes any action or omits to take any action that would make it impossible for Bond Counsel to deliver the opinions required by the Series 2-2022 Bond Purchase Agreement;

(viii) the Authority consolidates or amalgamates with or merges with or into or transfers all or substantially all its assets to another entity (or, without limiting the foregoing, an entity such as an organization, board, commission, authority, agency, or body succeeds to the principal functions of or powers and duties granted to the Authority) and, at the time of such consolidation, amalgamation, merger, transfer or succession, (A) the resulting, surviving, transferee, or successor entity fails to assume all the obligations of the Authority under the Series 2-2022 Bond Purchase Agreement by operation of law or pursuant to an agreement reasonably satisfactory to the Purchaser, or (B) in the reasonable judgment of the Purchaser, the creditworthiness of the resulting, surviving transferee or successor entity is materially weaker than that of the Authority immediately prior to such action;

(ix) on or before the Closing Date, the Authority shall not have satisfied the conditions of the obligation of the Purchaser to purchase the GIFDA Revenue Bonds, Series 2-2022, as set forth in the Series 2-2022 Bond Purchase Agreement, for any reason other than (i) the occurrence of an Termination Event, or (ii) an exercise by the Purchaser of its right to refuse to purchase, accept delivery of and pay the purchase price for the GIFDA Revenue Bonds, Series 2-2022, as provided in the Series 2-2022 Bond Purchase Agreement;

(x) any event shall have occurred that, in the reasonable judgment of the Purchaser, either (i) makes untrue or incorrect in any material respect any statement or information contained in this Private Placement Memorandum or (ii) is not reflected in this Private Placement Memorandum but should be reflected herein in order to make the statements and information contained therein, in light of the circumstances under which they were made, not misleading in any materially adverse respect, and, such event, in the reasonable judgment of the Purchaser, materially adversely affects the marketability of the GIFDA Revenue Bonds, Series 2-2022;

(xi) a stop order, release, ruling, regulation or no-action letter by, or on behalf of, the Securities and Exchange Commission or any other governmental agency having jurisdiction of the subject matter shall be issued or made (which is beyond the control of the Purchaser or the Authority to prevent or avoid) to the effect that the issuance or sale of the GIFDA Revenue Bonds, Series 2-2022, as contemplated by the Series 2-2022 Bond Purchase Agreement or this Private Placement Memorandum, or any document relating to the issuance or sale of the GIFDA Revenue Bonds, Series 2-2022, is in violation or would be in violation of any provision of the Securities Act of 1933, as amended, or the registration provisions of the Securities Exchange Act of 1934, as amended, or of the Trust Indenture Act of 1939, as amended; or

(xii) legislation shall be enacted by the Congress of the United States of America, or a decision by a court of the United States of America shall be rendered, that has the effect of requiring the GIFDA Revenue Bonds, Series 2-2022, to be registered under the Securities Act of 1933, as amended and as then in effect, or under the Securities Exchange Act of 1934, as amended and as then in effect, or requiring the Resolution to be qualified under the Trust Indenture Act of 1939, as amended and as then in effect, or

(xiii) the purchase of and payment for the GIFDA Revenue Bonds, Series 2-2022, by the Purchaser, on the terms and conditions provided in the Series 2-2022 Bond Purchase Agreement, shall be prohibited by any applicable law, governmental authority, board, agency or commission;

(xiv) the New York Stock Exchange or other national securities exchange or any governmental authority, shall impose, as to the GIFDA Revenue Bonds, Series 2-2022, or as to obligations of the general character of the GIFDA Revenue Bonds, Series 2-2022, any material restrictions not now in force, or increase materially those now in force, with respect to the extension of credit by, or the change to the net capital requirements of, the Purchaser;

(xv) any new restriction on transactions in securities materially affecting the market for securities (including the imposition of any limitation on interest rates) or the extension of credit by, or a change to the net capital requirements of, the Purchaser shall have been established by the New York Stock Exchange, the Securities and Exchange Commission, any other Federal or State agency or the Congress of the United States, or by Executive Order of the President of the United States;

(xvi) there shall be in force a general suspension of trading on the New York Stock Exchange or any other national securities exchange, the establishment of minimum prices on either such exchange, the establishment of material restrictions upon trading securities generally by any governmental authority or any national securities exchange, or a general banking moratorium shall have been declared by Federal, State, or other officials authorized to do so, the effect of which on the financial markets is such as to materially and adversely affect the marketability of the GIFDA Revenue Bonds, Series 2-2022;

(xvii) a major financial crisis or a material disruption in commercial banking or securities settlement, clearance or payment services shall have occurred; or

(xviii) since the date of the Series 2-2022 Bond Purchase Agreement, there shall have occurred any outbreak of hostilities or other national or international calamity or crisis, or an escalation thereof, the effect of which on the financial markets of the United States of America, in the reasonable judgment of the Purchaser, is to materially and adversely affect the market for the GIFDA Revenue Bonds, Series 2-2022.

If at any time a Termination Event occurs and the Purchaser has notified the Authority of its election to terminate and cancel its obligation to purchase the GIFDA Revenue Bonds, Series 2-2022, the Purchaser shall have no further obligations under the Series 2-2022 Bond Purchase Agreement, and, after payment by the Authority to the Purchaser of the amounts, if any, required by the Series 2-2022 Bond Purchase Agreement, the Authority shall have no further obligations under the Series 2-2022 Bond Purchase Agreement.

SECURITY FOR THE BONDS

General

The GIFDA Revenue Bonds, Series 2-2022, will be entitled to the benefit and security of the Resolution.

The GIFDA Revenue Bonds, Series 2-2022, will be on parity as to payment and security with all Bonds hereafter issued under the Resolution, and with the Authority’s reimbursement and payment obligations, and will be secured by a lien on and pledge of Pledged Revenues under the Resolution.

Pledge of Revenues and Funds

The Resolution pledges to the payment of all GIFDA Revenue Bonds, Series 2-2022, (i) the proceeds of the sale of the Bonds; (ii) all Pledged Revenues; and (iii) all amounts on deposit in Funds established by the Resolution (other than amounts derived from any Federal or State grants and certain other grants and except as otherwise provided in the Resolution). The pledge and lien created may be modified by a Series Resolution or Supplemental Resolution to provide for a pledge of amounts on deposit in certain funds and accounts, which amounts are provided from proceeds of Bonds issued pursuant to such Series Resolution or Supplemental Resolution. For purposes of the Resolution, Pledged Revenues include tolls, revenues, fees, rents, charges and other income and receipts derived from the operation of transportation and infrastructure development; or other revenues of the Authority, including, but not limited to, grants or other cash subsidy payments to be received by the Authority; and, investment income on amounts in the funds and accounts held under the Resolution and deposited in the Revenue Fund.

Flow of Funds

The General Bond Resolution creates and establishes various Funds and provides that the Pledged Revenues shall be deposited into such Funds in the amounts and in the order of priority set forth in the General Bond Resolution. The following chart illustrates and generally describes the provisions of the General Bond Resolution governing the deposit and application of the Pledged Revenues to the various Funds created and established under the General Bond Resolution.

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The Authority covenants in the General Bond Resolution (a) to deposit promptly all Pledged Revenues to the credit of the Revenue Fund, which is held by the Authority, (b) to pay reasonable and necessary Operating Expenses out of the Revenue Fund and retain in the Revenue Fund reasonable and necessary amounts for working capital and reserves for Operating Expenses, including expenses which do not recur annually, provided that the total amount of such working capital and reserves held at any time shall not exceed ten percent (10%) of the amount appropriated by the Authority’s Annual Budget for Operating Expenses for the then current year, and (c) to apply on or before the twentieth (20th) day of each month the balance of moneys in the Revenue Fund in the following amounts and order of priority:

(1)	to the Debt Service Fund, which is held by the Trustee, the amount necessary so that the balance in such Fund shall equal the Accrued Debt Service as of the date of such deposit;

(2)	to the Debt Reserve Fund, which is held by the Trustee, the amount, if any, necessary so that the balance in such Fund shall equal the Debt Reserve Requirement, provided that any deficiency in the Debt Reserve Fund shall be fully replenished within one year from the date the balance in the Debt Reserve Fund first falls below the Debt Reserve Requirement;

(3)	to the Charges Fund, which is held by the Authority, the amount necessary so that the balance in such Fund shall equal the sum of all amounts accrued or due and payable by the Authority as fees and charges, but only to the extent that the Authority has determined that such amounts shall not be paid as Operating Expenses;

(4)	to the Maintenance Reserve Fund, which is held by the Authority, an amount equal to one-twelfth of the amount provided in the Annual Budget for Maintenance Reserve Payments during the then current calendar year, provided that if any such monthly allocation to such Fund shall be less than the required amount, the deficiency shall be included in the next succeeding monthly deposit to such Fund;

(5)	to the Special Project Reserve Fund, which is held by the Authority, an amount equal to one-twelfth of the amount provided in the Annual Budget for Special Project Reserve Payments during the then current calendar year; and

(6)	to the General Reserve Fund, which is held by the Authority, the balance remaining in the Revenue Fund after making all of the above deposits, to be used for any corporate purpose of the Authority.

Debt Reserve Fund

The Resolution establishes a Debt Reserve Fund for all Bonds issued thereunder, including the GIFDA Revenue Bonds, Series 2-2022, and for the benefit of the provider of any Credit. There is required to be on deposit in the Debt Reserve Fund an amount equal to the Debt Reserve Requirement for all Bonds then Outstanding under the Resolution, provided that any deficiency in the Debt Reserve Fund shall be fully replenished within one year from the date the balance in the Debt Reserve Fund first falls below the Debt Reserve Requirement.

For purposes of the Resolution, the Debt Reserve Requirement is equal to the maximum amount of interest accruing on Bonds Outstanding in the then current calendar year.

Subordinated Indebtedness

The Authority is authorized to incur Subordinated Indebtedness under the General Bond Resolution. Such Subordinated Indebtedness shall be subordinated and junior in all respects to the lien and pledge created by the Resolution in favor of all Bonds. Subordinated Indebtedness is payable under the Resolution solely from amounts on deposit in the General Reserve Fund established under the Resolution that may be available from time to time to pay principal and/or interest on Subordinated Indebtedness.

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USE OF PROCEEDS

Proceeds of the issuance of the Bonds, including any returns received, may be utilized by the Issuer to cover costs, fees or expenses and investment in any and all projects, which includes project development, operations, maintenance, and other infrastructure investments, including any and all activity that the Issuer or its investment manager and/or advisors may deem fit, and which are within the terms of its general corporate and business purposes.

The Issuer anticipates use of the proceeds of each Bond Series for the following (without limitation to the generality of the preceding paragraph):

a)	to invest in or to loan to third parties on specific mandates which are within the general corporate and business purposes of the company;

b)	legal fees, financial advisory fee, Trustee fees, rating agency and consulting fees and costs, and other costs of issuance, including rounding amount; and

c)	any payments (be it at maturity, on interest due, in Acceleration or during Prepayment, etc.) due on the Bonds of the relevant Series of Bonds.

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THE AUTHORITY

General

The corporation is incorporated in the Commonwealth of Pennsylvania under the Nonprofit Corporation Law of 1988 on a non-stock basis; with Filing Date June 22, 2015, and Entity Number 4364375.

The corporation is a private corporation, which may qualify to issue tax-exempt debt if it satisfies certain IRS requirements, including those set forth in Rev. Rul. 63-20 and Rev. Proc. 82- 26.

Global Infrastructure Finance & Development Authority, Inc. is organized for the purpose of financing, acquisition, construction, operation, management, and maintenance of trade and transportation corridor infrastructure projects which include port, toll road and housing development together with related other infrastructure undertakings.

The primary objective of GIFDA is to be the funder for companies which create 10 or more jobs and/or are companies or organizations that have an positive economic, social, health, and welfare impact on the public worldwide.

GIFDA finances the operations of private, public, and government standalone projects, including PPP projects. The company specializes in infrastructure undertakings, including trade and transportation corridors, together with other related undertakings, such as water, sewer, energy/utility plants, broadband internet projects, power grid projects, cell towers and telecommunications projects, natural gas pipelines, petroleum pipelines, petroleum farms, distribution facilities, and similar ancillary service structures and service facilities, which includes housing development.

The Authority is empowered to acquire, construct, maintain, repair, and operate projects at locations authorized by Resolutions and issue revenue bonds for its purposes and in conformity with the corporation’s Articles of Incorporation.

Purpose of Organization

As referenced in the Articles of Incorporation of GIFDA, the corporation was organized for the following purposes:

a)	The corporation is engage in activities which are essentially “public in nature.”

b)	The corporation is not organized for profit.

c)	The corporation is not inuring to any private person.

d)	The State or political subdivision must have a “beneficial interest” in the corporation which the tax-exempt bond indenture(s) or tax exempt indebtedness remains outstanding.

e)	The corporation must be approved by the State or the political subdivision, which must also approve the specific tax-exempt obligations issued by the corporation. When using tax exempt bond indenture(s) or tax-exempt indebtedness to finance the project.

f)	When and if tax exempt bond indenture(s) or tax-exempt indebtedness is used the unencumbered legal title in the financed facilities must vest in the governmental unit after the bonds are paid.

g)	Corporation is organized for the purpose of financing, acquisition, construction, operation, management, and maintenance of a high-speed rail system for passenger and freight transportation within certain but not limited to rail corridors, and other transportation services. To be the funder via tax exempt or taxable bond offerings for the private or publicly traded companies that create 10 or more jobs and or are Companies or organization(s) that has economic, social, health and welfare, scholarly impact on the public, related and or non-related companies to the Incorporator of sub and or direct issuer worldwide and throughout United States of America. To finance the operations of related companies, together with transportation and global infrastructure related undertakings, such as water, sewer, energy and utility plants, broad band internet projects, power grid projects, cell towers and telecommunication projects, natural gas pipelines, petroleum pipelines, petroleum farms, and distribution facilities, and similar transportation and infrastructure projects; and other related ancillary projects including housing projects worldwide and throughout the United States of America.

h)	When and if tax exempt bond indenture(s) or tax exempt indebtedness is used to finance the project(s) the unencumbered legal title in the financed facilities must The governmental unit must have exclusive beneficial possession and use of at least 95% of the fair market value of the facilities; or If the nonprofit corporation has exclusive beneficial use and possession of 95% of the fair market value of the facilities, the governmental unit appoints 80% of the members of the board of the corporation and has the power to remove and replace members of the board; or the governmental unit has the right at any time to get unencumbered title and exclusive possession of the financed facility by defeasing (paying off or providing for payment of) the bonds.

Governance

The governance of GIFDA, a nonprofit corporation, is vested in its Officers and Board of Directors, who collectively ensure the organization operates in accordance with its mission and legal obligations. The Officers are responsible for the day-to-day management and administration of the corporation and executing the policies set forth by the Board of Directors. The Board of Directors, composed of individuals with a fiduciary duty to the organization, provides strategic oversight, establishes organizational policies, and makes key decisions that guide the nonprofit’s direction. Together, the Officers and the Board of Directors shall work collaboratively to fulfill the goals of GIFDA and to uphold its commitment to public service.

The current Officers of the Authority are as follows:

Robert Peter Choiniere – Chief Executive Officer

Robert Choiniere is the Chief Executive Officer (CEO) of Global Infrastructure Finance & Development Authority, Inc. Mr. Choiniere is the highest-ranking executive in the company and is responsible for the major corporate decisions of the company. He manages the overall operations and resources of the company and acts as the main point of communication between the Board of Directors and corporate operations.

In 2005, Mr. Choiniere founded Prosper, LLC, an independent financial planning and investment advisory firm. He sold the firm in 2022. Previously Mr. Choiniere was Director of Aviation Planning for HNTB Corporation, where he led financial feasibility, site selection, environmental, management and airport expansion studies for major transportation projects throughout the United States, including the new Denver International Airport. He received a degree in Financial Planning from the College of Financial Planning. Mr. Choiniere is also a graduate of Florida Institute of Technology with a BS degree in Air Commerce / Transportation Technology.

Franklin E. Worrell – Chief Financial Officer

Franklin Worrell is the Chief Financial Officer (CFO) of Global Infrastructure Finance & Development Authority, Inc. As the CFO of GIFDA, Mr. Worrell has primary responsibility for the planning, implementation, managing and running of all the finance activities of the company, including business planning, budgeting, and forecasting for GIFDA.

Prior to joining GIFDA, Mr. Worrell was one the founding partners of Quick Group, LLC, a forensic accounting firm. In addition to providing forensic accounting services, he has provided consulting services for financial institutions in California and Colorado drafting policies and procedures for compliance with AML/BSA rules for high-risk banking accounts.

Prior to starting his firm, he enjoyed a 22-year career as a Special Agent in the Federal Bureau of Investigation (“FBI”) focused on corporate and financial institution fraud. After leaving the FBI, he joined the US Department of the Treasury – Office of the Special Inspector General for the Troubled Asset Relief Program overseeing the Public Private Investment Program (‘PPIP”), a $26 billion mortgage-backed securities fund managed by nine of the largest asset management companies in the world, as well as the Term Asset-Backed Securities Loan Facility (“TALF”).

Mr. Worrell is a Certified Public Accountant (“CPA”) licensed in South Carolina, Certified in Financial Forensics (“CFF”), and a member of the American Institute of Certified Public Accountants (“AICPA”).

Chris J. Quick – Chief Risk Officer

Chris Quick is the Chief Risk Officer (CRO) of Global Infrastructure Finance & Development Authority, Inc. As the CRO of GIFDA, Mr. Quick is a senior executive responsible for identifying, analyzing, and mitigating risks that could threaten a company’s financial stability, operational effectiveness, or reputation. His role as CRO is critical to ensuring that the organization effectively manages various types of risks, including financial, operational, regulatory, strategic, and reputational risks.

Mr. Quick previously served for decades as the Head of Forensics for the Federal Bureau of Investigation. Chris Quick is a licensed Certified Public Accountant (“CPA”).

Giddon Ben-Dov – Chief Security Officer

Dr. Giddon Ben-Dov is the Chief Security Officer (CSO) of Global Infrastructure Finance & Development Authority, Inc. As the CSO of GIFDA, Dr. Ben-Dov has primary responsibility for developing and overseeing the policies and programs that ensure the safety and security of an organization’s assets, including physical security, digital information and personnel. Dr. Ben-Dov’s role as CSO has become increasingly important as threats to organizational security have evolved with the rise of cyber threats.

Dr. Ben-Dov is a former Special Forces (“SPL”) officer and security solutions provider.

Budget Procedures

The Authority’s annual budget provides the basis for expenditures during the year. The Authority operates on a calendar-year basis. Not fewer than 40 days before the end of the year, the Authority must submit a preliminary budget of operating expenses and reserves, among other items, to the Trustee as required by the Resolution. The preliminary operating budget is only submitted if the annual budget has not been submitted prior to 40 days before the end of the year. The Authority shall comply with all reasonable requests from the Trustee for clarifications. The Resolution also specifies that each annual budget must include funding for operating expenses and reserves. The preliminary budget and the annual budget may provide additional information, as the Authority may determine.

The annual budget must be adopted by the Board of Directors of the Authority by January 15th of each fiscal year and made a part of the Authority’s minutes. In the event that the Authority does not adopt an annual budget by January 15th of the fiscal year, the preceding year’s budget remains in effect until such adoption and approval. The adoption and approval of the annual budget does not in itself authorize any specific expenditure. Specific expenditures must be submitted, adopted and approved under the Authority’s adopted procedure and must be consistent with the statutory, contractual and other commitments of the Authority, including agreements with the holders of its obligations, including bonds. Adoption and approval of the annual budget does not limit or preclude the Authority from submitting an amended budget to the Board of Directors for adoption. Copies of the annual budget and all amendments must be filed promptly with the Trustee. If at any time the annual budget and amendments thereto exceed the preliminary budget by 10% or more, the Authority must file a report with the Trustee, stating the reason for the increase.

Although the Authority is restricted from expending funds in excess of the annual budget allocation for operating expenses (other than through amendment to the annual budget), the Authority may allocate additional funds for operating expenses if such funds are obtained from sources other than Pledged Revenues.

CERTAIN RISK FACTORS

The GIFDA Revenue Bonds, Series 2-2022, are revenue obligations of the Authority which are payable solely from the Pledged Revenues and the other moneys, funds and accounts pledged to the payment thereof pursuant to the Resolution. The following is a discussion of certain risk factors that should be considered in evaluating an investment in the GIFDA Revenue Bonds, Series 2-2022. This discussion does not purport to be either comprehensive or definitive. The order in which risks are presented is not intended to reflect either the likelihood that a particular event will occur or the relative significance of such an event. Moreover, there may well be other risks associated with an investment in the GIFDA Revenue Bonds, Series 2-2022, in addition to those set forth herein.

General

The financial forecasts set forth in this Private Placement Memorandum are based generally upon certain assumptions and projections as to estimated revenues and operating and maintenance expenses, included as Appendix B to this Private Placement Memorandum. Inevitably, some underlying assumptions and projections used to develop the forecasts will not be realized, and unanticipated events and circumstances may occur. Therefore, the actual results achieved during the forecast periods will vary from the forecasts, and such differences may be material.

Forward-Looking Statements

The statements contained in this Private Placement Memorandum that are not purely historical are forward-looking statements, including statements regarding the Authority’s expectations, hopes, intentions or strategies regarding the future and the projections contained in this Private Placement. All forward- looking statements included in this Private Placement Memorandum, included as Appendix B, are based on information available to the Authority on the date hereof, and the Authority assumes no obligation to update any such forward-looking statements.

The forward-looking statements herein are necessarily based on various assumptions and estimates that are inherently subject to numerous risks and uncertainties, including risks and uncertainties relating to the possible invalidity of the underlying assumptions and estimates and possible changes or developments in social, economic, business, industry, market, legal and regulatory circumstances and conditions and actions taken or omitted to be taken by third parties, including customers, suppliers, business partners and competitors, and legislative, judicial and other governmental authorities and officials. Assumptions related to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and, therefore, there can be no assurance that the forward-looking statements included in this Private Placement Memorandum will prove to be accurate.

Cybersecurity

The Authority relies on technology for all aspects of its daily operations. Technology is the driving factor which enables the Authority to revenues as part of its operations. The Authority’s computing environment is complex, but redundant and stable. The Authority achieves these goals by embracing and adhering to national and state cybersecurity best practices while continuously enhancing its cybersecurity portfolio.

Cybersecurity is one of the Authority’s highest priorities. The Authority constantly monitors, evaluates, and adjusts every aspect of its cybersecurity portfolio which is not limited to traditional hardware and software; such as firewalls, malware/antivirus software, vulnerability scanners, security information and event management software; but includes documentation, policies, and standards which govern the strategic vision and goals of its overall Information Technology and Internet of Things infrastructure.

Furthermore, the Authority maintains a strong cybersecurity culture which extends beyond the boundaries of the Information Technology Department by advocating, throughout all layers of the organization, the importance of cybersecurity training and awareness.

However, despite all these efforts, unfortunately the Authority’s network, systems, information, and other assets are vulnerable to cybersecurity risks and threats potentially resulting in compromised data of personal identifiable information of customers, vendors, and employees; theft or manipulation of information; and operational disruptions and outages.

Compromised activities can be the consequences of employee errors or intentional malicious acts from hackers and/or terrorists. Any such event could result in unauthorized access disrupting the Authority’s operations, including collection of revenues, management, construction work, business operations, and other activities. Ultimately, a successful cybersecurity attack on the Authority’s systems could have a material adverse impact on the financial condition and operations of the Authority.

Certain Matters Relating to Enforceability of Obligations

The remedies available to the holders of the GIFDA Revenue Bonds, Series 2-2022, upon the occurrence of an Event of Default under the Resolution are, in many respects, dependent upon regulatory and judicial actions that are often subject to discretion or delay. Under existing law and judicial decisions, including specifically the United States Bankruptcy Code, the remedies specified in the Resolution may not be readily available or may be limited. In addition, enforcement of such remedies (i) may be subject to general principles of equity which may permit the exercise of judicial discretion, (ii) is subject to the exercise in the future by the State and its agencies and political subdivisions of the police power inherent in the sovereignty of the State, (iii) is subject, in part, to the provisions of the United States Bankruptcy Code and other applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors’ rights generally, now or hereafter in effect, and (iv) is subject to the exercise by the United States of the powers delegated to it by the Constitution of the United States of America. The GIFDA Revenue Bonds, Series 2-2022, are subject to limitations imposed by bankruptcy, reorganization, insolvency or other similar laws affecting the rights of creditors generally and by equitable remedies and proceedings generally.

Legislative Action

Legislation is introduced from time to time in the State Legislature which, if adopted, may affect the Authority. The Authority cannot predict whether or not, or how, bills enacted into law may affect the Authority and its ability to pay debt service on the GIFDA Revenue Bonds, Series 2-2022.

Decline in Revenues

The information provided with respect to the revenues of the Authority, and the forward-looking statements, is based on historical and other data. The amount of revenues to be collected by the Authority depends upon a number of factors, some of which are not in the control of the Authority. Some of these factors include, but are not limited to, a decline due to general economic conditions, severe weather conditions, work slowdowns, availability of workforce, government regulations, etc, which could significantly restrict infrastructure operations, development and maintenance. There is no guarantee that the Net Revenues of the Authority will be sufficient for the Authority to generate the necessary revenues to meet its obligations under the Resolution.

Adverse Changes to Third Party Financial Institutions

Adverse changes in the financial condition of certain third-party financial institutions may adversely affect the Authority’s financial position. Different types of investment and contractual arrangements may create exposure for the Authority to such institutions including risk to the Authority’s investment portfolio due to defaults or changes in market valuation of the securities of such institutions.

Failure to Pay Mandatory Purchase Price and other Market Disruptions

In the event the Authority cannot pay the purchase price for all or a portion of its Bonds on any extraordinary mandatory purchase date, such Bonds will be subject to mandatory redemption.

The credit markets experience substantial disruption from time to time. There can be no assurance as to the timing of any disruption or the extent of any recovery that may be made by the credit markets. The Authority may plan to raise additional subordinate funds to pay the costs of the. If the Authority is unable to access the credit markets as a result of any such disruption, it may cause a delay in the funding of the planned projects until such time as the capital markets rebound. The effect of such delays may also result in increased costs for the Projects of the Authority.

Costs of Construction of the Projects

In connection with the Projects, there is a possibility of time delays and cost increases resulting from (i) design and construction problems and resulting change orders, (ii) environmental litigation or environmental administrative matters, (iii) the unavailability or cost of acquiring rights-of-way, (iv) archeological, historic and unidentified subsurface conditions, (v) utility relocation problems, (vi) hazardous materials, (vii) force majeure events, (viii) litigation, or (ix) inflation. As a result, there can be no assurance that the costs of completion will not exceed current estimates, or that the completion of such Projects will not be delayed beyond the scheduled completion date. Variations in cost estimates and delays in construction could be material.

There is also a possibility of insolvency or bankruptcy of the contractors during construction of one or more of the Projects. While the contractors are primarily required to provide a performance bond, there can be no assurance that such bond will be sufficient to assure timely completion of the Projects. Moreover, in the event that a default occurs under a construction contract by the contractor, there is a possibility of litigation between the Authority and the providers of the performance bond(s) and/or the contractor, which could further delay construction and the opening of the Projects. Any such delays and/or cost overruns could result in a substantial increase in the costs of the Projects.

Delay in Federal or State Subsidies

There can be no assurance that any Federal or State subsidies will not be reduced. The reduction in the amount of a Federal or State subsidy that the Authority may receive in future would require the Authority to use other funds to offset the loss of this subsidy. In addition, if any future shutdowns of the Federal government, or State government(s), occur and continue for an extended period of time, any subsidy payments to the Authority, if applicable, could be suspended or delayed.

Climate Events

The Projects of the Authority, and its operations, are exposed to a variety of climate risks, such as severe storms and hurricanes, which can damage the infrastructure, including the Projects of the Authority. In addition, infrastructure Projects of the Authority may be subject to coastal and riverine areas which may be vulnerable to sea level rise or flooding from increasing and extreme precipitation and other impacts of climate change in the future. These potential climate–related events may damage significant portions of the infrastructure development, or affects its operations, and may require the Authority to undertake additional unforeseen capital improvement projects to construct additional infrastructure and/or repair and replace existing infrastructure. The Authority cannot predict the impact these climate events may have on its capital improvement programs or its financial performance.

The Authority plans to implement mitigations to climate change (i.e. solar panels, electric vehicles, etc.). Addressing climate impacts (e.g., increased annual precipitation frequency and intensity, sea level rise, and extreme heat) are critical to providing a safe and resilient infrastructure system. Incorporating sustainability practices and principles reduces carbon emissions and air pollution; reduces spending on infrastructure replacement and materials; and enhances public health. Over time, the Authority aims to address climate change, resilience, and sustainability by integrating these considerations across the Authority in the planning, design, and construction of its capital development projects .. These changes will help the Authority to adapt and transform to provide the public with a safe, efficient, innovative, and reliable transportation and various infrastructure systems.

Other Factors

Additional factors which may affect the financial condition of the Authority, the development of its Projects, and its future operations include the following:

●	Increased and/or unanticipated costs of development, operations and maintenance;

●	Work stoppage, slowdown or action by employees;

●	Complete or partial destruction or temporary closure of the development Projects for extended periods of time;

●	Increased pension costs, unfunded healthcare and other non-pension post-employment benefits; and

●	The potential for future Authority revenue to make payments.

RATINGS AND GUARANTEE

It is anticipated that the GIFDA Revenue Bonds, Series 2-2022, to be issued under this Private Placement Memorandum may be rated by S&P Global Ratings Europe Limited, a division of S&P Global Inc., by Moody’s Investors Service Ltd, by Fitch Ratings Limited, by Egan-Jones and/or by such other rating agency as may be chosen by the Issuer, Arranger and or relevant Dealer(s) in respect of such Bonds.

Each rating will address the Issuer’s ability to perform its obligations under the terms of the relevant rated Bonds. A rating is not a recommendation to buy, sell or hold securities and may be subject to suspension, reduction, or withdrawal at any time by any rating agency. A suspension, reduction or withdrawal of the rating assigned to any rated Bonds may adversely affect the market price of such Bonds.

The significance of such ratings should be obtained from the applicable rating agency. Certain information and materials, including information and materials not included in this Private Placement Memorandum, may be furnished by the Authority to a contemplated rating agency. Generally, ratings agencies base their respective ratings on the information and materials so furnished and on their respective investigations, studies and assumptions.

There is no assurance GIFDA will apply for or obtain a rating from a rating agency. There is also no assurance that a particular rating obtained will be maintained for any given period of time or that it will not be lowered, suspended or withdrawn entirely if, in the judgment of a rating agency, as the case may be, circumstances so warrant. Any such change in or withdrawal of such rating, if applicable, could have an adverse effect on the market price or the marketability of the GIFDA Revenue Bonds, Series 2-2022.

It if further anticipated that the Bonds issued by the Issuer, will be insured by an Insurance Company with reinsurance through AM Best A-Rated Reinsurers, or similar (the “Guarantee”). The Guarantee protects the Insured in an Event of Default which shall include the non-payment of interest/coupon payment, or payment due upon the bond maturity date.

TAX MATTERS

Exclusion of Interest on the GIFDA Revenue Bonds, Series 2-2022, from Gross Income for Federal Tax Purposes

The Internal Revenue Code of 1986, as amended (the “Code”), imposes certain requirements that must be met on a continuing basis subsequent to the issuance of the GIFDA Revenue Bonds, Series 2-2022, in order to assure that interest on the GIFDA Revenue Bonds, Series 2-2022, will be excluded from gross income for federal income tax purposes under Section 103 of the Code. Failure of the Authority to comply with such requirements may cause interest on the GIFDA Revenue Bonds, Series 2-2022, to lose the exclusion from gross income for federal income tax purposes, retroactive to the date of issuance of the GIFDA Revenue Bonds, Series 2-2022. The Authority will make certain representations with reference to various tax requirements. The Authority has covenanted to comply with the provisions of the Code applicable to the GIFDA Revenue Bonds, Series 2-2022, and has covenanted not to take any action or fail to take any action that would cause interest on the GIFDA Revenue Bonds, Series 2-2022, to lose the exclusion from gross income under Section 103 of the Code. Tax Counsel (as defined herein) will rely upon the tax and other representations made by the Authority and will assume continuing compliance by the Authority with the above covenants in rendering its federal income tax opinions with respect to the exclusion of interest on the GIFDA Revenue Bonds, Series 2-2022, from gross income for federal income tax purposes and with respect to the treatment of interest on the GIFDA Revenue Bonds, Series 2-2022.

Assuming the Authority observes its covenants with respect to compliance with the Code, Tax Counsel to the Authority (“Tax Counsel”), is of the opinion that, under existing law, interest on the GIFDA Revenue Bonds, Series 2-2022, is excluded from gross income of the owners thereof for federal income tax purposes pursuant to Section 103 of the Code, and interest on the GIFDA Revenue Bonds, Series 2-2022, is not an item of tax preference under Section 57 of the Code for purposes of computing alternative minimum tax; however, interest on the GIFDA Revenue Bonds, Series 2-2022, is included in the “adjusted financial statement income” of certain corporations that are subject to alternative minimum tax under Section 55 of the Code.

The opinion of Tax Counsel is based on current legal authority and covers certain matters not directly addressed by such authority. It represents Tax Counsel’s legal judgment as to exclusion of interest on the GIFDA Revenue Bonds, Series 2-2022, from gross income for federal income tax purposes but is not a guaranty of that conclusion. The opinion is not binding on the Internal Revenue Service (“IRS”) or any court. Tax Counsel expresses no opinion about (i) the effect of future changes in the Code and the applicable regulations under the Code or (ii) the interpretation and enforcement of the Code or those regulations by the IRS.

Tax Counsel’s engagement with respect to the GIFDA Revenue Bonds, Series 2-2022, ends with the issuance of the GIFDA Revenue Bonds, Series 2-2022, and, unless separately engaged, Tax Counsel is not obligated to defend the Authority or the owners of the GIFDA Revenue Bonds, Series 2-2022, regarding the tax status of interest thereon in the event of an audit examination by the IRS. The IRS has a program to audit tax-exempt obligations to determine whether the interest thereon is includible in gross income for federal income tax purposes. If the IRS does audit the GIFDA Revenue Bonds, Series 2-2022, under current IRS procedures, the IRS will treat the Authority as the taxpayer and the beneficial owners of the GIFDA Revenue Bonds, Series 2-2022, will have only limited rights, if any, to obtain and participate in judicial review of such audit. Any action of the IRS, including, but not limited to, selection of the GIFDA Revenue Bonds, Series 2-2022, for audit, or the course or result of such audit, or an audit of other obligations presenting similar tax issues, may affect the market value of the GIFDA Revenue Bonds, Series 2-2022.

Payments of interest on tax-exempt obligations, including the GIFDA Revenue Bonds, Series 2-2022, are generally subject to IRS Form 1099-INT information reporting requirements. If a Series 2-2022 Bond owner is subject to backup withholding under those requirements, then payments of interest will also be subject to backup withholding. Those requirements do not affect the exclusion of such interest from gross income for federal income tax purposes.

Additional Federal Income Tax Consequences of Holding the GIFDA Revenue Bonds, Series 2-2022

Prospective purchasers of the GIFDA Revenue Bonds, Series 2-2022, should be aware that ownership of, accrual or receipt of interest on or disposition of tax-exempt obligations, such as the GIFDA Revenue Bonds, Series 2-2022, may have additional federal income tax consequences for certain taxpayers, including, without limitation, taxpayers eligible for the earned income credit, recipients of certain Social Security and certain retirement benefits, taxpayers that may be deemed to have incurred or continued indebtedness to purchase or carry tax-exempt obligations, financial institutions, property and casualty companies, foreign corporations and certain S corporations.

Tax Counsel expresses no opinion regarding any federal tax consequences other than its opinion with regard to the exclusion of interest on the GIFDA Revenue Bonds, Series 2-2022, from gross income pursuant to Section 103 of the Code and interest on the GIFDA Revenue Bonds, Series 2-2022, not constituting an item of tax preference under Section 57 of the Code. Prospective purchasers of the GIFDA Revenue Bonds, Series 2-2022, should consult their tax advisors with respect to all other tax consequences (including, but not limited to, those listed above) of holding the GIFDA Revenue Bonds, Series 2-2022.

Changes in Federal Tax Law Regarding the GIFDA Revenue Bonds, Series 2-2022

Legislation affecting tax-exempt obligations is regularly considered by the United States Congress and may also be considered by each State. Court proceedings may also be filed, the outcome of which could modify the tax treatment of obligations such as the GIFDA Revenue Bonds, Series 2-2022. There can be no assurance that legislation enacted or proposed, or actions by a court, after the date of issuance of the GIFDA Revenue Bonds, Series 2-2022, will not have an adverse effect on the tax status of interest on the GIFDA Revenue Bonds, Series 2-2022, or the market value or marketability of the GIFDA Revenue Bonds, Series 2-2022. These adverse effects could result, for example, from changes to federal or state income tax rates, changes in the structure of federal or state income taxes (including replacement with another type of tax) or repeal (or reduction in the benefit) of the exclusion of interest on the GIFDA Revenue Bonds, Series 2-2022, from gross income for federal or state income tax purposes for all or certain taxpayers.

State Taxation

Tax Counsel is of the opinion that, based upon existing law, interest on the GIFDA Revenue Bonds, Series 2-2022, and any gain on the sale thereof are not included in gross income under the laws of the applicable project States.

THE OPINIONS EXPRESSED BY TAX COUNSEL WITH RESPECT TO THE REVENUE BONDS ARE BASED UPON EXISTING LAWS AND REGULATIONS AS INTERPRETED BY RELEVANT JUDICIAL DECISIONS AND REGULATORY CHANGES AS OF THE DATE OF ISSUANCE OF THE REVENUE BONDS, AND TAX COUNSEL HAS EXPRESSED NO OPINION WITH RESPECT TO ANY LEGISLATION, REGULATORY CHANGES OR LITIGATION ENACTED, ADOPTED OR DECIDED SUBSEQUENT THERETO. PROSPECTIVE PURCHASERS OF THE REVENUE BONDS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE POTENTIAL IMPACT OF ANY PENDING OR PROPOSED FEDERAL OR STATE TAX LEGISLATION, REGULATIONS OR LITIGATION.

See Appendix C to this Private Placement Memorandum for the Tax Counsel’s opinion with respect to the GIFDA Revenue Bonds, Series 2-2022.

STATE NOT LIABLE

THE REVENUE BONDS ARE REVENUE OBLIGATIONS OF THE AUTHORITY. THE REVENUE BONDS ARE NOT A DEBT OR LIABILITY OF THE STATE OR OF ANY POLITICAL SUBDIVISION THEREOF (OTHER THAN THE AUTHORITY) AND NEITHER THE FAITH AND CREDIT NOR THE TAXING POWER OF THE STATE OR OF ANY POLITICAL SUBDIVISION THEREOF IS PLEDGED TO THE PAYMENT OF THE REVENUE BONDS. THE AUTHORITY HAS NO TAXING POWER. FOR FURTHER CLARIFICATION, SEE THE APPLICABLE STATE RESOLUTION REGARDING INVESTMENT COVERAGE IN THE EVENT OF DEFAULT OR BANKRUPTCY OF THE NON-PROFIT ENTITY.

COVENANT OF THE STATE

In the State Resolutions, the State(s) shall pledge that it/they will not limit or restrict the rights thereby vested in the Authority to maintain, construct, reconstruct, and operate any project as defined in the referenced State Resolution. Nor shall the State(s) restrict the authority of GIFDA to produce sufficient revenue to meet the expenses of maintenance and operation thereof and to fulfill the terms of any agreements made with the bondholders or in any way impair their rights or remedies until all bonds issued by the Authority, together with interest thereon, are fully paid and discharged.

CONTINUING DISCLOSURE

In connection with the issuance of the GIFDA Revenue Bonds, Series 2-2022, the Authority will enter into an agreement (the “Continuing Disclosure Agreement”) pursuant to which the Authority will covenant for the benefit of the holders of the GIFDA Revenue Bonds, Series 2-2022, to annually provide or cause to be provided certain financial and operating data relating to the Authority. Pursuant to the Continuing Disclosure Agreement, the Authority will agree to provide, for each year during which any of the GIFDA Revenue Bonds, Series 2-2022, remain Outstanding, such annual financial and operating data prepared for the respective fiscal year of the Authority ending the immediately preceding December 31 (or if the fiscal year of the Authority shall end on any date other than December 31, the Authority shall provide such annual financial and operating data not later than the first day of the fifth month next following the end of such other fiscal year).

The Authority will also covenant in the Continuing Disclosure Agreement to provide notices of the occurrence of certain enumerated events as disclosed in the form of the Continuing Disclosure Agreement.

A failure by the Authority to comply with the provisions of the Continuing Disclosure Agreement will not constitute an Event of Default under the Resolution, and the holders and Beneficial Owners of the GIFDA Revenue Bonds, Series 2-2022, are limited to the remedies set forth in the Continuing Disclosure Agreement.

LEGALITY FOR INVESTMENT

The GIFDA Revenue Bonds, Series 2-2022, have not been registered under the Securities Act of 1933, as amended, and the Resolution has not been qualified under the Trust Indenture Act of 1939, as amended, in reliance upon certain exemptions contained in such federal laws. In making an investment decision, investors must rely upon their own examination of the GIFDA Revenue Bonds, Series 2-2022, and the security, including an analysis of the risks involved. \

The GIFDA Revenue Bonds, Series 2-2022, have not been recommended by any federal or state securities commission or regulatory authority. The registration, qualification or exemption of the GIFDA Revenue Bonds, Series 2-2022, in accordance with applicable provisions of securities laws of the various jurisdictions in which the GIFDA Revenue Bonds, Series 2-2022, have been registered, qualified or exempted cannot be regarded as a recommendation thereof. Neither such jurisdictions nor any of their agencies have passed upon the merits of the GIFDA Revenue Bonds, Series 2-2022, or the adequacy, accuracy or completeness of this Private Placement Memorandum.

References in this Private Placement Memorandum to statutes, laws, rules, regulations, resolutions, agreements, reports and documents do not purport to be comprehensive or definitive, and all such references are qualified in their entirety by reference to the certain document, the full text of which may contain qualifications of and exceptions to statements made herein. This Private Placement Memorandum has been prepared in connection with the sale of the GIFDA Revenue Bonds, Series 2-2022, referred to herein and may not be reproduced or used for any other purpose.

All legal matters incident to the authorization, issuance, sale and delivery of the GIFDA Revenue Bonds, Series 2-2022, are subject to the approval of Bond Counsel to the Authority, whose approving legal opinion will be delivered with the GIFDA Revenue Bonds, Series 2-2022, together with the opinion of Tax Counsel.

The GIFDA Revenue Bonds, Series 2-2022, are private placement securities in which banks, bankers, savings banks, trust companies, savings and loan associations, investment companies and other persons carrying on a banking business, all insurance companies, insurance associations and other persons carrying on an insurance business, or, any and all other persons who may be qualified and authorized to invest in bonds, specifically the GIFDA Revenue Bonds, Series 2-2022. The GIFDA Revenue Bonds, Series 2-2022, are securities which may be properly and legally deposited with and received for any purpose for which the deposit of the bonds or other obligations may be authorized by law.

No registration under the Securities Act is required for the offer and sale of the GIFDA Revenue Bonds, Series 2-2022. While the GIFDA Revenue Bonds, Series 2-2022, remain a “restricted security” within the meaning of the Securities Act, GIFDA will make available, upon request, the information specified in Rule 144A(d)(4) under the Securities Act, unless Borrower is then subject to Section 13 or 15(d) of the Exchange Act.

Under Rule 144A, a holder of the GIFDA Revenue Bonds, Series 2-2022, should be either (a) a Qualified Institutional Buyer, as defined in Rule 144A under the Securities Act (a “QIB”), or (b) an institutional “accredited investor,” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

GENERAL INFORMATION

1.	Authorization

This Private Placement Memorandum was authorized by a Resolution of the Board of Directors of the Issuer passed on December 1, 2024. The Issuer has obtained or will obtain from time to time all necessary consents, approvals, and authorizations in connection with the issue and performance of the Bonds.

2.	Listing of Bonds

The Issuer is listing the Bonds on the Estates and Infrastructure Exchange (“EIX”). EIX has partnered with Aquis Exchange PLC, who are Authorized and Regulated by the Financial Conduct Authority (Firm Reference Number 595785) to provide the required regulatory cover for a new bond trading venue (“Aquis-EIX”). This marketplace provides institutions and professional investors with a dedicated venue on which to trade infrastructure-related bonds.

3.	No Material Adverse Change

As at the date of this Private Placement Memorandum, there has been no material adverse change in the Issuer’s prospects since the date of its incorporation.

4.	Legal and Arbitration Proceedings:

There are no governmental, legal or arbitration proceedings (including any such proceedings which are pending or threatened of which the Issuer is aware) from the date of incorporation of the Issuer up to and including the date of this document which may have or have in such period had a significant effect on the financial position or profitability of the Issuer.

5.	Post Issuance Information

Save as set out in this Private Placement Memorandum, the Issuer does not intend to provide any post- issuance.

6.	Auditors

The Issuer has appointed KPMG as its auditors.

7.	Documents Available for Inspection

For the term of this Private Placement Memorandum, the following documents can be inspected on the Issuer’s website at www.gifda.com:

(a)	the Private Placement Memorandum;

(b)	the Trust Indenture; and

(c)	the audited consolidated financial statements of the Issuer for the respective years, once approved by the Board of Directors.

For the term of this Private Placement Memorandum, the following documents can be requested from the Issuer via email at corporate@gifda.com, or can be inspected in hard copy during normal business hours at the offices of the Issuer at 2575 Eastern Boulevard, York, Pennsylvania 17402:

(a)	the constitutional documents of the Issuer.

Issuer Name and Address:

GLOBAL INFRASTRUCTURE

FINANCE & DEVELOPMENT AUTHORITY, INC.

Registered Address:

2575 Eastern Boulevard, York, Pennsylvania 17402, United States

Transfer Agent:

SECURITIES TRANSFER CORPORATION

2901 Dallas Pkwy Suite 380, Plano, TX 75093, United States

Registrar:

SECURITIES TRANSFER CORPORATION

2901 Dallas Pkwy Suite 380, Plano, TX 75093, United States

Trustee:

ARGENT INSTITUTIONAL TRUST COMPANY

5901 Peachtree Dunwoody Road, Suite C495, Atlanta, Georgia 30328, United States

Paying Agent:

SECURITIES TRANSFER CORPORATION

2901 Dallas Pkwy Suite 380, Plano, TX 75093, United States

Custody Service Agent

ARGENT INSTITUTIONAL TRUST COMPANY

5901 Peachtree Dunwoody Road, Suite C495, Atlanta, Georgia 30328, United States

Bond Counsel:

MESSER LAW GROUP, PLLC

295 Madison Avenue, 12 Fl, New York, New York 10017

Lead / General Counsel:

RESNICK & LOUIS P.C.

146 Fairchild Street, Suite 130, South Carolina, Charleston SC 29492

Auditors:

KPMG

(Post Listing Auditor)

550 Hope Street, Los Angeles, California 90071

The authorization, agreements and covenants of the Authority as set forth in the Resolution and this Private Placement Memorandum are not to be construed as a contract with the holders of the GIFDA Revenue Bonds, Series 2-2022. Any statements made in this Private Placement Memorandum involving matters of opinion or of estimates, whether or not expressly so identified, are intended merely as such and not as representations of fact.

For and on behalf of:

GLOBAL INFRASTRUCTURE FINANCE
& DEVELOPMENT AUTHORITY, INC.

ROBERT PETER CHOINIERE

Chief Executive Officer and
Chairman of the Board of Directors

For and on behalf of:

BLUE ROCK ASIA AFRICA LTD.

MOHAMMAD FAYYAZ KHAN

Chairman of the Investment Board

APPENDIX A

DETAILED DOCUMENTS RELATED TO THE PROJECT(S),
INCLUDING STATE RESOLUTIONS

APPENDIX B

FORWARD-LOOKING STATEMENTS

INCLUDING AVAILABLE AUDITED FINANCIAL STATEMENTS

APPENDIX C

TAX COUNSEL OPINION

The Bonds are tax exempt in the United States of America subject to Securities Act 1933, section 3 and Trust Indenture Act 1939, section 304. The revenues of the Bonds have been projected on the basis of that tax exempt status. The house joint resolution HJR 459 and senate joint resolution guarantee that the law in question will not be change the status of the Bonds tax status.

The Issuer has not considered the tax treatment of the Bonds in any other jurisdiction and does not make any representation as to the tax treatment of the Bonds or Bond income in the hands of investors in any jurisdiction. However, most of the countries falls under the double tax treaty which will apply on the Bonds and Bond income proceed or might be subject to taxation in one or more jurisdictions as per the country laws.